UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2004

WIND RIVER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21342	94-2873391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Wind River Way, Alameda, California 94501

(Address of principal executive offices, including zip code)

(510) 748-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 12 — Results of Operations and Financial Condition

On February 23, 2004, Wind River Systems, Inc. (the “Registrant”) issued a press release announcing its financial results for the three and twelve months ended January 31, 2004. The press release did not include certain other financial information that will be filed with the Securities and Exchange Commission as part of the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004. A copy of the press release relating to such announcement, dated February 23, 2004, is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference in its entirety.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Registrant provides non-GAAP net income (loss) and non-GAAP net income (loss) per share in the press release as additional information for its operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP (or pro forma) measures used by other companies. The Registrant’s management believes that this presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to management and investors regarding certain additional financial and business trends relating to the Registrant’s financial condition and results of operations.

The information contained in this Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2004	WIND RIVER SYSTEMS, INC.

	By:	/S/ MICHAEL ZELLNER
Michael Zellner
Senior Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.1	Press Release issued by Wind River Systems, Inc., dated February 23, 2004, reporting the results of operations for the three and twelve months ended January 31, 2004